EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                                                                                                              May 12, 2014

TANDY LEATHER FACTORY REPORTS 1ST QUARTER 2014 EPS UP 13%
REITERATES 2014 REVENUE AND EARNINGS GUIDANCE

FORT WORTH, TEXAS – Tandy Leather Factory, Inc. (NASDAQ: TLF) today reported financial results for the first quarter of 2014.  Net income for the quarter ended March 31, 2014 was $1.9 million, up 17% from net income in the first quarter of 2013 of $1.6 million.  Fully-diluted earnings per share for the quarter were $0.18 in the current quarter, compared to $0.16 in last year’s first quarter, up 13%.  Total sales for the first quarter were $19.8 million, an increase of 3% compared to 2013’s first quarter sales of $19.2 million.

Sales from the Retail Leathercraft division, consisting of the Tandy Leather store chain, increased $400,000 in the first quarter, up 3% from last year's first quarter sales.  The store chain consisted of eighty stores as of March 31, 2014, with four new stores added since March 31, 2013.  First quarter sales for the Wholesale Leathercraft division increased $94,000 or 1% from the same quarter last year.  Inside the Wholesale Leathercraft division, the stores’ sales were up 1% and National Account sales were up 20%.  International Leathercraft, consisting of stores in the United Kingdom, Australia and Spain, added sales of $1 million for the quarter, a 12% increase over last year’s first quarter sales of $948,000.

Consolidated gross profit margin increased solidly from 62% in the first quarter of 2013 to 64% in the first quarter of 2014.  Operating expenses increased $439,000 in the first quarter of 2014 to $9.7 million compared to $9.3 million in the first quarter of 2013, increasing as a percentage of sales from 48% in 2013 to 49% in 2014.  Compared to the first quarter of 2013, employee compensation was the primary contributor to the operating expense increase, followed by travel, rent and utilities expenses.

Jon Thompson, Chief Executive Officer and President, commented, “We are generally pleased with our first quarter results as we achieved our goal of increased sales and earnings over last year’s first quarter.  Our new stores are contributing nicely to sales as they grow their customer bases, but are not contributing to earnings yet.  However, if their sales ramp up as expected, I see no reason why they won’t be profitable by year end.”

Shannon L. Greene, Chief Financial Officer, added, “Revenue for the quarter was below our internal projections, but despite that, we are slightly ahead on earnings.  The increase in inventory was expected as we discussed in our 4th quarter 2013 earnings conference call.  Gross profit margin remains very strong, increasing 200 basis points compared to last year’s first quarter.  Gross profit margin fluctuation is the result of two things:  the mix of leather and non-leather product sold, and the ratio of retail and wholesale sales made.  Each can have a positive or negative impact on margins and in both cases, they worked in our favor this quarter.”

Tandy Leather Factory, Inc., (http://www.tandyleatherfactory.com), headquartered in Fort Worth, Texas, is a specialty retailer and wholesale distributor of a broad product line including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, saddle and tack hardware, and do-it-yourself kits. The Company distributes its products through its 29 Leather Factory stores, located in 19 states and 3 Canadian provinces, 80 Tandy Leather retail stores, located in 37 states and 6 Canadian provinces, and three combination wholesale/retail stores located in the United Kingdom, Australia and Spain.  Its common stock trades on the Nasdaq with the symbol "TLF".  To be included on Tandy Leather Factory’s email distribution list, go to http://www.b2i.us/irpass.asp?BzID=1625&to=ea&s=0.

Contact:	Shannon L. Greene, Tandy Leather Factory, Inc.	(817) 872-3200 or shannon.greene@tandyleather.com
	Mark Gilbert, Magellan Fin, LLC	(317) 867-2839 or MGilbert@MagellanFin.com

This news release may contain statements regarding future events, occurrences, circumstances, activities, performance, outcomes and results that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results and events may differ from those projected as a result of certain risks and uncertainties. These risks and uncertainties include but are not limited to: changes in general economic conditions, negative trends in general consumer-spending levels, failure to realize the anticipated benefits of opening retail stores; availability of hides and leathers and resultant price fluctuations; change in customer preferences for our product, and other factors disclosed in our filings with the Securities and Exchange Commission.  These forward-looking statements are made only as of the date hereof, and except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Selected financial data:

	Quarter Ended 03/31/14		Quarter Ended 03/31/13
	Sales	Income from Operations	Sales	Income from Operations
Wholesale Leathercraft	$6,823,968	$1,372,637	$6,729,734	$1,012,965
Retail Leathercraft	11,956,354	1,472,703	11,559,861	1,514,839
International Leathercraft	1,058,144	121,323	948,232	93,056
Total Operations	$19,838,466	$2,966,663	$19,237,827	$2,620,860

Wholesale Leathercraft	Quarter Ended 03/31/14		Quarter Ended 03/31/13
	# of stores	Sales	# of stores	Sales
Same store sales	29	$6,481,121	29	$6,444,321
National account group	n/a	342,847	n/a	285,413
Total Sales – Wholesale Leathercraft	29	$6,823,968	29	$6,729,734

Retail Leathercraft	Quarter Ended 03/31/14		Quarter Ended 03/31/13
	# of stores	Sales	# of stores	Sales
Same store sales	76	$11,610,085	76	$11,394,666
New store sales	4	346,269	-	-
Closed store sales	2	-	2	165,195
Total Sales – Retail Leathercraft	80	$11,956,354	78	$11,559,861

International Leathercraft	Quarter Ended 03/31/14		Quarter Ended 03/31/13
	# of stores	Sales	# of stores	Sales
Same store sales	3	$1,058,144	3	$948,232
New store sales	-	-	-	-
Total Sales – International Leathercraft	3	$1,058,144	3	$948,232

TANDY LEATHER FACTORY, INC.
CONSOLIDATED BALANCE SHEETS

	03/31/2014 (unaudited)	12/31/2013 (audited)
ASSETS
CURRENT ASSETS:
Cash	$8,949,915	$11,082,679
Accounts receivable-trade, net of allowance for doubtful accounts
of $0 and 1,000 in 2014 and 2013, respectively	886,644	762,405
Inventory	30,532,522	26,300,830
Deferred income taxes	327,922	309,533
Prepaid expenses	1,640,122	1,609,644
Other current assets	160,543	478,593
Total current assets	42,497,668	40,543,684

PROPERTY AND EQUIPMENT, at cost	20,869,036	20,290,990
Less accumulated depreciation and amortization	(6,138,879)	(5,863,280)
	14,730,157	14,427,710

GOODWILL	977,351	981,985
OTHER INTANGIBLES, net of accumulated amortization of
$633,000 and $622,000 in 2014 and 2013, respectively	91,860	103,228
OTHER assets	332,945	341,959
	$58,629,981	$56,398,566

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable-trade	$2,728,051	$1,884,637
Accrued expenses and other liabilities	5,230,206	5,808,882
Income taxes payable	604,777	272,198
Current maturities of long-term debt	202,500	202,500
Total current liabilities	8,765,534	8,168,217

DEFERRED INCOME TAXES	1,172,276	1,212,557

LONG-TERM DEBT, net of current maturities	2,345,625	2,396,250

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, $0.10 par value; 20,000,000 shares authorized;
none issued or outstanding; attributes to be determined on issuance	-	-
Common stock, $0.0024 par value; 25,000,000 shares authorized;
11,226,957 and 11,192,356 shares issued at 2014 and 2013, respectively;
10,233,334 and 10,198,733 shares outstanding at 2014 and 2013, respectively	26,945	26,862
Paid-in capital	5,892,824	5,892,907
Retained earnings	43,362,004	41,507,592
Treasury stock at cost (993,623 shares at 2014 and 2013)	(2,894,068)	(2,894,068)
Accumulated other comprehensive income	(41,159)	88,249
Total stockholders' equity	46,346,546	44,621,542
	$58,629,981	$56,398,566

TANDY LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2014 and 2013

	2014	2013
NET SALES	$19,838,466	$19,237,827
COST OF SALES	7,122,743	7,306,998
Gross profit	12,715,723	11,930,829

OPERATING EXPENSES	9,749,060	9,309,969
INCOME FROM OPERATIONS	2,966,663	2,620,860

OTHER (INCOME) EXPENSE:
Interest expense	45,828	56,094
Other, net	(1,344)	(26,739)
Total other (income) expense	44,484	29,355

INCOME BEFORE INCOME TAXES	2,922,179	2,591,505

PROVISION FOR INCOME TAXES	1,067,767	1,005,184

NET INCOME	$1,854,412	$1,586,321

NET INCOME PER COMMON SHARE:
BASIC	$0.18	$0.16
DILUTED	$0.18	$0.16

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
BASIC	10,217,187	10,162,442
DILUTED	10,257,959	10,194,219

TANDY LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013

	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,854,412	$1,586,321

Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	346,555	263,102
(Gain) loss on disposal or abandonment of assets	3,600	21,003
Non-cash stock-based compensation	-	5,843
Deferred income taxes	(58,670)	45,873
Other	(124,726)	(176,925)
Net changes in assets and liabilities, net of effect of business acquisitions:
Accounts receivable-trade, net	(124,239)	(112,121)
Inventory	(4,231,692)	503,792
Prepaid expenses	(30,478)	(614,298)
Other current assets	318,050	(263,284)
Accounts payable-trade	843,414	163,265
Accrued expenses and other liabilities	(578,676)	(1,447,527)
Income taxes payable	332,579	520,257
Total adjustments	(3,304,283)	(1,091,020)
Net cash provided by (used in) operating activities	(1,449,871)	495,301

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(641,282)	(982,553)
Proceeds from maturities of certificates of deposit	-	-
Proceeds from sale of assets	-	-
Decrease (increase) in other assets	9,014	(3,124)
Net cash provided by (used in) investing activities	(632,268)	(985,677)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on notes payable and long-term debt	(50,625)	(50,625)
Payment of cash dividend	-	-
Net cash used in financing activities	(50,625)	(50,625)

NET DECREASE IN CASH	(2,132,764)	(541,001)

CASH, beginning of period	11,082,679	7,705,182

CASH, end of period	$8,949,915	$7,164,181

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid during the period	$45,828	$56,094
Income tax paid during the period, net of (refunds)	$791,137	$384,652